UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2010

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 8, 2010, on July 2, 2010, Zap (the “Company”) entered into an Equity Transfer Agreement for the Purchase and Transfer of Certain Equity Interest in Zhejiang Jonway Automobile Co., Ltd. (the “Equity Transfer Agreement”) with Jonway Group Co., Ltd. to acquire a 51% interest in Zhejiang Jonway Autombile Co., Ltd., a limited liability company of the People’s Republic of China (“Zhejiang”), for $29 million (the “Acquisition Transaction”).  The closing of the Acquisition Transaction is conditioned on, among other things, the receipt of certain approvals, registrations and licenses from the Ministry of Commerce of the People’s Republic of China, the Zhejiang Administration of Industry and Commerce, and the local counterparts of these entities and other relevant government authorities (“Governmental Approvals”).

On September 13, 2010, the Commerce Department of Zhejiang Province in China approved the Company’s proposed acquisition of a 51% interest in Zhejiang (the “Commerce Department Approval”). As previously disclosed, the closing of the Acquisition Transaction is conditioned on the Commerce Department Approval as well as certain other conditions to closing.

Press Release

On September 16, 2010, the Company issued a press release describing the above approval. The full text of this press release is furnished herewith as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit                  Description

99.1                        Press Release, dated September 16, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZAP

Date: September 16, 2010	By:	/s/ Steven M. Schneider
Chief Executive Officer

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